TEXAS MINERAL RESOURCES CORP. 8-K

Exhibit 10.1

FIRST AMENDMENT TO

MINERAL EXPLORATION AND OPTION AGREEMENT

THIS FIRST AMENDMENT (the "Amendment") to the Mineral Exploration and Option Agreement dated as of October 7, 2021 (the "Option Agreement"), is entered into as of May 23, 2024 (the "Amendment Effective Date"), by and between Standard Silver Corp., a Delaware corporation ("Standard Silver"), and Santa Fe Gold Corporation, a Delaware corporation ("Santa Fe Gold"). Standard Silver and Santa Fe Gold sometimes may be referred to in this Amendment individually as a "Party", and collectively as the "Parties".

RECITALS

A.            Standard Silver and Santa Fe Gold entered into the Option Agreement with regard to certain Mining Claims described in the attached Exhibit A.

B.             A Memorandum of Agreement with regard to the Option Agreement was recorded in the records of Grant County, New Mexico, on April 4, 2022, as Document 202201254, at Book 284, Page 1254, a copy of which is attached as Exhibit B.

C.             The Parties desire to amend the Option Agreement as set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

Article 1.1 DEFINITIONS

(a)               The definition of Examination Period in Section 1.1 of the Option Agreement is hereby deleted in its entirety and replaced with the following:

"Examination Period" means the period of time during which Standard Silver analyzes the potential of the Project Area

(b)               The definition of Feasibility Study in Section 1.1 of the Option Agreement hereby is deleted in its entirety and replaced with the following:

"Feasibility Study" means an assessment by or on behalf of Standard Silver of the technical and economic practicality of conducting mining operations within the Project Area identified by Standard Silver sufficient to hereafter pursue project financing, which Standard Silver will jointly work with Santa Fe, through their mutual best efforts to achieve a financing facility. The definition of Project Area in Section 1.1 of the Option Agreement hereby is deleted in its entirety and replaced with the following:

"Project Area" means any or all of the area within the Mining Claims and the Area of Interest as determined by Standard Silver, that will be the subject of exploration, development and mining operations.

ARTICLE2 EXPLORATION RIGHT

Section 2.1 is amended to read:

2.1 Mining Claims. Commencing on the Effective Date and continuing through the Examination Period, Santa Fe Gold hereby grants to Standard Silver the sole and exclusive right to enter upon the Mining Claims, and the sole and exclusive right to conduct such Exploration on the Mining Claims, subject only to this Agreement and any limitations imposed by applicable Permits and any applicable Laws, including any Environmental Law or regulation.

Section 2.2 (a) is amended to read:

2.2	Project Area

(a)                Standard Silver will evaluate the Mining Claims and the Area of Interest. Standard Silver will inform Santa Fe Gold in writing (the "Additional Project Properties Notice") of the properties outside of the Mining Claims within the Area of Interest that Standard Silver determines should be included in the Project Area (the "Additional Project Properties"). Santa Fe Gold shall have the right to acquire the Additional Project Properties. If Santa Fe Gold determines not to acquire the Additional Project Properties within ten days of receipt of the Additional Project Properties Notice, then the Parties shall determine whether the Additional Project Properties shall be acquired jointly, or whether Standard Silver will acquire the Additional Project Properties. Regardless of how acquired, the Additional Project Properties shall be included in the Project Area.

Section. 8.5 A new Section 8.5 is added to read as follows:

8.5 First Right of Refusal

"8.5. Right of First Refusal. Subject to Section 8.3(a), during the Term, Santa Fe Gold shall not Transfer all or any portion of the Mining Claims and the Additional Project Properties to the extent held by Santa Fe Gold except as follows:

(c)                In the event Santa Fe Gold desires to Transfer its rights to all or any portion of the Mining Claims and the Additional Project Properties to the extent held by Santa Fe Gold to an unaffiliated third party, Standard Silver shall have a right of first refusal (the "ROFR") to purchase such Mining Claims and Additional Project Properties to the extent held by Santa Fe Gold.

(d)               Santa Fe Gold shall give one or multiple Notices (each a "ROFR Notice") to Standard Silver stating that Santa Fe Gold has received an offer from an unaffiliated third party that Santa Fe Gold intends to accept, which ROFR Notice shall include, at a minimum, (i) a description of the portion of the Mining Claims and the Additional Project Properties to the extent held by Santa Fe Gold that Santa Fe Gold intends to Transfer (the "Transferred Property Interest"), (ii) the identity of the unaffiliated third party to which the Santa Fe Gold intends to Transfer the Transferred Property Interest, (iii) the purchase price for the Transferred Property Interest, together with other material terms and conditions of the proposed transaction, provided that any noncash consideration shall be valued at its cash equivalent, and (iv) the proposed date, time, and location of the closing of the Transfer of the Transferred Property Interest, which shall not occur prior to the end of the Notice Period. The ROFR Notice shall constitute the Santa Fe Gold's offer to Transfer the Transferred Property Interest to Standard Silver, which offer shall be irrevocable until the end of the Notice Period.

(e)                For a period of 60 days from the date of receipt of a ROFR Notice by Standard Silver (the "Notice Period"), Standard Silver shall have the right to submit to Santa Fe Gold an offer to purchase for cash Santa Fe Gold's rights to the Transferred Property Interest for an amount at least equal to the purchase price included in the ROFR Notice (the "ROFR Offer"). If Standard Silver does not provide a ROFR Offer to Santa Fe Gold within the Notice Period, then Santa Fe Gold may sell its rights in the Transferred Property Interest for an amount not less than the purchase price for such Transferred Property Interest set forth in the ROFR Notice.

(f)                Provided that Standard Silver does not exercise the ROFR, for a period of 30 days from the end of the Notice Period, Santa Fe Gold may consummate the Transfer of the Transferred Property Interest to the unaffiliated third party identified in the ROFR Notice on terms no less favorable than those set forth in the ROFR Offer. Any such conveyance will not be effective against Standard Silver until the Santa Fe Gold has delivered to the Standard Silver written notice of the Transfer. If Santa Fe Gold does not ultimately sell its rights within the 30-day period to the unaffiliated third party identified in the ROFR Notice on terms no less favorable than those set forth in the ROFR Notice, then the right of Santa Fe Gold to convey its rights under the applicable ROFR Notice shall terminate. For clarity, any time Santa Fe Gold entertains a new transaction with respect its rights in the Mining Claims and the Additional Project Properties to the extent held by Santa Fe Gold, Santa Fe Gold is required to send a new ROFR Notice to Standard Silver.

(g)               The provisions of this Section 8.5 also shall apply in the context of a sale of equity interests of Santa Fe Gold or any Affiliate."

ARTICLE3

MISCELLANEOUS PROVISIONS

(a)               The Parties agree that, except as specifically modified by this Amendment, the Option Agreement remains in full force and effect in accordance with its terms. This Amendment shall not be construed as a waiver or amendment of any other provision of the Option Agreement or for any purpose, except as expressly set forth herein.

(b)               This Amendment shall be governed by and construed in accordance with the laws of the State of New Mexico without reference to the conflict of law provisions thereof.

(c)               This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Amendment may be validly executed and delivered by facsimile, portable document format (.pdf) or other electronic transmission, and a signature by facsimile, portable document format (.pdf) or other electronic transmission shall be as effective and binding as delivery of a manually executed original signature.

(d)               This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns permitted by the Option Agreement.

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the Effective Date.

STANDARD SILVER CORP.		SANTA FE GOLD CORPORATION

By:	/s/ Daniel E. Gorski	By:	/s/ Brian J. Adair
Name:	Daniel E. Gorski	Name:	Brian J. Adair
Title:	CEO	Title:	Chairman